Exhibit 10.7

2011 Long-Term Incentive Plan Equity Awards Summary of Terms

SUMMARY OF TERMS OF

2011 LONG-TERM INCENTIVE PLAN EQUITY AWARDS

Overview

In 2011, Long Term Incentive Awards will include Time-Based and Performance-Based Restricted Stock Awards. Time-Based Restricted Stock vests when the restriction period has lapsed. Performance-Based Restricted Stock is an Award in which shares are earned only upon completion of a Performance Goal within a defined Performance Period.

Eligible leadership employees below VP level will receive 100% of their grant in Time-Based Restricted Stock, in which 1/3 of the shares will vest each year, beginning one year from the grant date. Eligible leadership employees VP level and above will receive Time-Based and Performance-Based Restricted Stock.

Time-Based and Performance-Based Restricted Stock is subject to a Restriction Period in which shares cannot be transferred or sold until after the Vest Date.

The following chart details the percentage of awards to be distributed at each level:

Level	Time-Based RSA %	Vesting	Performance-Based RSA %	Vesting

Executive	25%	1/3 per year	75%	3 year cliff (if earned)

VP	50%	1/3 per year	50%	3 year cliff (if earned)

Director	100%	1/3 per year	0%	N/A

Time-Based and Performance-Based Award Determination

An initial number of shares are awarded to eligible leadership employees based on guidelines for their level and their performance against strategic objectives. The award is stated as a grant value. The number of shares associated with this value is based on the 30 calendar day average market price.

Performance-Based Restricted Stock

Performance Goal and Period

The Performance Goal for the 2011 Annual Grants is based on Radiant Systems cumulative Adjusted Operating Income for the Performance Period January 1, 2011 – December 31, 2012.

This is based on the three-year goal for cumulative Adjusted Operating Income from January 1, 2010 – December 31, 2012 minus the Adjusted Operating Income achieved for fiscal year 2010.

Adjusted Operating Income is defined as Operating Income per published financial reports, excluding amortization, stock based compensation expense and investment in new dining network pilot, but including small to moderate acquisitions (less than $50 million).

A breakout of each year’s Operating Income goal is as follows:

	2010		2011		2012		Total		Remaining
Budget	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*
Aspiration	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*	[xxxxxx	]*
Actual	$46,300		TBD		TBD		$46,300

*	Filed under an application for confidential treatment.

Earning and Vesting

After the Performance Period ends, the Compensation Committee will determine the percentage of goal achieved. This will occur prior to the second anniversary of the grant (which is also known as the Determination date) and will result in some or all of the shares being forfeited, or additional shares being granted based on the attainment of the Performance Goal within the defined Performance Period.

Based on the Earn Out Scale below, the percent of Award earned correlates to the attainment of the Performance Goal within the defined Performance Period. If less than 75% of budget is achieved, no shares will be earned and the award will be forfeited. Starting at 75% of budget, earn out begins at 50% and is earned linearly between each level of Performance Goal achieved, up to a maximum payout of 125%.

Earn Out Scale

Goal = Cumulative Operating Income of [xxxxxx]*
% of Goal Achieved	Cumulative Operating Income Achieved	% of Award Earned
<75% of Budget	< [xxxxxx]*	0%
75% of Budget	[xxxxxx]*	50%
Budget	[xxxxxx]*	100%
Aspiration	[xxxxxx]*	125%

*	Filed under an application for confidential treatment.

Once shares have been earned, there is one more year of vesting. The shares will vest on the third anniversary of the Award Date. Once vested, all restrictions are lifted and the shares are released to the employees’ E*Trade account after tax withholding requirements have been met.

For 2011 Performance-Based Awards, the schedule is as follows:

Grant Month/Year	Performance Period End Date	Shares Earned (Determination Date)	Shares Vest

3/2011	12/31/2012	Second Anniversary of Award Date – 3/2013	Third Anniversary of Award Date – 3/2014